MAXXAM INC.

                   COMPUTATION OF NET LOSS PER COMMON AND
                          COMMON EQUIVALENT SHARE
        (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                              Three Months Ended             Nine Months Ended
                                                                 September 30,                 September 30,
                                                          --------------------------    --------------------------
                                                              1994           1993           1994           1993
                                                          -----------    -----------    -----------    -----------
Weighted average common and common equivalent shares
  outstanding during each period  . . . . . . . . . .       9,376,703      9,376,703      9,376,703      9,376,703
Common equivalent shares attributable to stock options
  and convertible securities  . . . . . . . . . . . .          71,175         78,186         71,175         83,483
                                                          -----------    -----------    -----------    -----------
  Total common and common equivalent shares . . . . .       9,447,878      9,454,889      9,447,878      9,460,186
                                                          ===========    ===========    ===========    ===========

Loss before extraordinary item and cumulative effect
  of changes in accounting principles   . . . . . . . .   $     (14.9)   $     (26.8)   $     (92.6)   $     (68.5)
Extraordinary item  . . . . . . . . . . . . . . . . . .             -           (6.5)          (5.4)         (50.6)
Cumulative effect of changes in accounting principles               -              -              -         (417.7)
                                                          -----------    -----------    -----------    -----------
Net loss  . . . . . . . . . . . . . . . . . . . . . . .   $     (14.9)   $     (33.3)   $     (98.0)   $    (536.8)
                                                          ===========    ===========    ===========    ===========


Per common and common equivalent share:
  Loss before extraordinary item and cumulative effect
   of changes in accounting principles  . . . . . . . .   $     (1.58)   $     (2.83)   $     (9.80)   $     (7.24)
  Extraordinary item  . . . . . . . . . . . . . . . .               -           (.69)          (.57)         (5.35)
  Cumulative effect of changes in accounting principles             -              -              -         (44.15)
                                                          -----------    -----------    -----------    -----------
  Net loss  . . . . . . . . . . . . . . . . . . . . .     $     (1.58)   $     (3.52)   $    (10.37)   $    (56.74)
                                                          ===========    ===========    ===========    ===========

